UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
PRINCIPAL FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	42-1520346
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

711 High Street, Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each exchange on which
to be so registered:	each class is to be registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

EXPLANATORY NOTE
This Registration Statement on Form 8-A is being filed in connection with the registration of Principal Financial Group, Inc.’s (“Principal’s” or the “Company’s”) Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the transfer of the listing of the Common Stock from the New York Stock Exchange to the Nasdaq Global Select Market of the NASDAQ Stock Market LLC (“NASDAQ”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of Registrant’s Securities to be Registered.

The Company hereby incorporates by reference herein the description of its Common Stock to be registered hereunder set forth under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-3 (File No. 333-217624) filed with the Securities and Exchange Commission on May 3, 2017, except that any reference to the New York Stock Exchange is hereby amended to refer to NASDAQ.

Item 2.        Exhibits

Pursuant to the instructions as to Exhibits for this Registration Statement on Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on NASDAQ and the securities being registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

	By	/s/ Deanna D. Strable-Soehtout
Name: Deanna D. Strable-Soehtout
Title: Executive Vice President and Chief Financial Officer

Date: December 15, 2017